SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                   Current Report under Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 31, 2000

                         Commission File Number: 0-25386


                                 FX ENERGY, INC.
             -------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                     Nevada                                87-0504461
        -----------------------------------           --------------------
         (State or other jurisdiction of                  (IRS Employer
         incorporation or organization)                Identification No.)


                      3006 Highland Drive
                           Suite 206
                     Salt Lake City, Utah                          84106
          -------------------------------------------          -------------
           (Address of Principal Executive Offices)              (Zip Code)


       Registrant's Telephone Number, including Area Code: (801) 486-5555

                                       N/A
              (Former name, former address, and formal fiscal year,
                          if changed since last report)

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                              ITEM 5. OTHER EVENTS
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On August 31, 2000, FX Energy, Inc. announced the Kleka 11 well is commercial and is scheduled to commence production in November 2000. During meetings last week, operating partner Polish Oil and Gas Company ("POGC") agreed to allow its pipeline right-of-way and its Radlin field production facility to be used for the Kleka 11 hookup, significantly reducing the time required to connect to POGC's gas pipeline grid. The Kleka 11 well is located in the Fences Project Area in western Poland, on the Kleka East structure, two kilometers southeast of POGC's Kleka field. FX Energy holds 49% interest and POGC holds 51%. A determination of the best location for a second well to efficiently drain the Kleka East structure will be made after several months of production from the Kleka 11 well.

FX Energy and POGC also agreed to begin drilling the Mieszkow structure in about two weeks and the Kleka North structure in about two months. The Kleka North structure is approximately one kilometer north of POGC's producing Kleka field. Kleka North and Mieszkow are on previously undrilled 3-D defined structures.

FX Energy and POGC are also acquiring 3-D seismic on two other leads in the Fences Project Area, Zaniemysl and Donatowo, in anticipation of drilling in the first half of 2001.

FX Energy's Fences Project Area is being explored and developed under an agreement with POGC. Terms of the agreement call for FX Energy to spend $16 million to drill at least five wells and acquire 3-D seismic over leads already identified by POGC. The 300,000 acre Fences Project Area in western Poland is in the region where over 80% of POGC's natural gas reserves are located. In and near the Fences Project Area in western Poland, POGC has discovered ten fields with approximately 1.3 Tcf of reserves in the Rotliegendes trend and the Reef trend. FX Energy's operations with POGC will apply the two models POGC developed and refined to test several 3-D defined structures in the same Rotliegendes and Reef trends within the Fences Project Area.

FX Energy also announced that the Wilga 255-4K well was plugged and abandoned as a dry hole. Although the drilling rig has been released, further evaluations will continue to verify if sufficient reserves have been developed by the Wilga 255-2 to warrant commercial development. The Wilga 255-2 tested at a combined rate of 16.9 million cubic feet of gas and 570 barrels of condensate per day from three separate zones in the Carboniferous. An extended flow test of one zone in the Wilga 255-2 is under consideration to verify commerciality for a development project. In order to perform this test, a workover rig will be required to perform the necessary procedures.

The Wilga 255-4K confirmed the presence of reservoir quality rock in an easterly direction from the discovery location as well as providing new information on structural dip of the Carboniferous intervals. Geologic mapping will be revised to reflect this new data as well as evaluate independent closures on trend with the original Wilga discovery.

FX Energy and its partners are exploring and evaluating five separate project areas in Poland. Its shares are traded on Nasdaq National Market.

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This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1999 annual report on Form 10-K and other SEC reports.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  September 1, 2000                         FX ENERGY, INC.



                                                  By  /s/ David N. Pierce
                                                      --------------------------
                                                      David N. Pierce, President


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